Exhibit 5.1

February 25, 2019
Georgia Power Company
241 Ralph McGill Blvd., N.E.
Atlanta, Georgia 30308

Re:    Georgia Power Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Georgia Power Company (the “Company”) in connection with the preparation of the above-referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2019 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company and (2) Senior Notes (the “Senior Notes” and, together with the Junior Subordinated Notes, the “Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of September 1, 2017, as supplemented, between the Company and Wells Fargo Bank, National Association, as trustee (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Senior Note Indenture” and, together with the Subordinated Note Indenture, the “Indentures”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. We have assumed that there will be no changes to such documents or records, or expiration thereof, after the date hereof that would affect the opinions expressed herein.

On the basis of the foregoing, we are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when any Notes have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission, when any supplemental indenture to be entered into in connection with the issuance of any Note has been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein and when the Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor, the Notes will be valid and binding obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex 1

Hunton Andrews Kurth LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
February 25, 2019	File No: 079441.000002

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

Re: Georgia Power Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2019 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Senior Notes (the “Senior Notes”) to be issued by Georgia Power Company (the “Company”) and (2) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of September 1, 2017, as supplemented, between the Company and Wells Fargo Bank, National Association, as trustee (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering the opinion set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission, when any supplemental

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON LOS ANGELES
MIAMI NEW YORK NORFOLK RESEARCH TRIANGLE PARK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC
www.HuntonAK.com

Troutman Sanders LLP
February 25, 2019

indenture to be entered into in connection with the issuance of the Junior Subordinated Notes and the Senior Notes, as the case may be, has been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid and binding obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Subordinated Note Indenture and the Senior Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not express any opinion concerning any law other than the law of the State of New York.

    This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

13934/13937/09310